Exhibit 4.2

STATE OF GEORGIA   )
                   )
COUNTY OF COBB     )

================================================================================

                                                           Date: October 5, 1999

           FEE AND LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF LEASES

                        AND RENTS AND SECURITY AGREEMENT

                                  ("this Deed")

                                  BY AND AMONG

                               APPLE SUITES, INC.,

                      a Virginia corporation, as a grantor

                                  ("Fee Owner")

                                       AND

                         APPLE SUITES MANAGEMENT, INC.,

                      a Virginia corporation, as a grantor

                                   ("Lessee")

      Address of Fee Owner and Lessee:       306 East Main Street
                                             Richmond, Virginia 23219
                                             Attn: Mr. Glade M. Knight

                                       AND

                              PROMUS HOTELS, INC.,

                       a Delaware corporation, as grantee

                                  ("Mortgagee")

         Address of Mortgagee:          755 Crossover Lane
                                        Memphis, Tennessee 38117

THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THE NAMES OF THE DEBTOR AND SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF CHATTELS, ARE AS
DESCRIBED IN SECTION 3.05 HEREOF IN COMPLIANCE WITH THE REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, SECTION 11-9-402.

THIS INSTRUMENT  CREATES A "PURCHASE MONEY SECURITY INTEREST" AS CONTEMPLATED BY
SECTION 11-9-107 OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, PART OF THE PROCEEDS OF WHICH ARE TO ENABLE A DEBTOR TO ACQUIRE RIGHTS IN AND TO COLLATERAL.

================================================================================

       This instrument prepared by, and after recording please return to:
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                         Attention: Graham R. Hone, Esq.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
     RECITAL.............................................................................................1

     CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.......................................................1

     GRANTING CLAUSE.....................................................................................4

     ARTICLE I                 COVENANTS OF MORTGAGOR....................................................6
         Section 1.01.         (a)   Warranty of Title; Power and Authority..............................6

                               (b)   Hazardous Materials.................................................6
                               (c)   Flood Hazard Area...................................................7

         Section 1.02.         (a)   Further Assurances..................................................7
                               (b)   Information Reporting and Back-up Withholding.......................7

         Section 1.03.         (a)   Filing and Recording of Documents...................................7
                               (b)   Filing and Recording Fees and Other Charges.........................8

         Section 1.04.         Payment and Performance of Loan Documents.................................8
         Section 1.05.         Maintenance of Existence; Compliance with Laws............................8
         Section 1.06.         After-Acquired Property...................................................8
         Section 1.07.         (a)   Payment of Taxes and Other Charges..................................9
                               (b)   Payment of Mechanics and Materialmen................................9
                               (c)   Good Faith Contests.................................................9

         Section 1.08.         Taxes on Mortgagee.......................................................10
         Section 1.09.         Insurance................................................................10
         Section 1.10.         Protective Advances by Mortgagee.........................................13
         Section 1.11.         (a)   Visitation and Inspection..........................................14
                               (b)   Financial and Other Information....................................14
                               (c)   Estoppel Certificates..............................................14

         Section 1.12.         Maintenance of Premises and Improvements.................................14
         Section 1.13.         Condemnation.............................................................14
         Section 1.14.         Leases...................................................................15
         Section 1.15.         Premises Documents.......................................................16
         Section 1.16.         Trust Fund; Lien Laws....................................................16
         Section 1.17.         Assignment of Rents......................................................16
         Section 1.18.         Assignment of Leases.....................................................17
         Section 1.19.         New Leases...............................................................17


     ARTICLE II                EVENTS OF DEFAULT AND REMEDIES...........................................17
         Section 2.01.         Events of Default and Certain Remedies...................................17
         Section 2.02.         Other Matters Concerning Sales...........................................22
         Section 2.03.         Payment of Amounts Due...................................................24
         Section 2.04.         Actions; Receivers.......................................................25

                                                                                                       Page
                                                                                                       ----
         Section 2.05.         Mortgagee's Right to Possession..........................................25
         Section 2.06.         Remedies Cumulative......................................................26
         Section 2.07.         Moratorium Laws; Right of Redemption.....................................26
         Section 2.08.         Intentionally Omitted....................................................26
         Section 2.09.         Mortgagee's Rights Concerning Application of Amounts Collected...........26

     ARTICLE III               SECURITY AGREEMENT.......................................................26
         Section 3.01.         Scope and Intent.........................................................26
         Section 3.02.         Security Agreement.......................................................27
         Section 3.03.         Warranties and Covenants.................................................27
         Section 3.04.         Nature of Interest.......................................................27
         Section 3.05.         Financing Statement......................................................28


     ARTICLE IV                MISCELLANEOUS............................................................28
         Section 4.01.         Intentionally Omitted....................................................28
         Section 4.02.         Intentionally Omitted....................................................28
         Section 4.03.         Application of Certain Payments..........................................28
         Section 4.04.         Severability.............................................................28
         Section 4.05.         Modifications and Waivers in Writing.....................................29
         Section 4.06.         Notices..................................................................29
         Section 4.07.         Successors and Assigns...................................................29
         Section 4.08.         Limitation on Interest...................................................29
         Section 4.09.         Counterparts.............................................................29
         Section 4.10.         Substitute Mortgages.....................................................29
         Section 4.11.         Cancellation.............................................................29
         Section 4.12.         Subrogation..............................................................30
         Section 4.13.         Georgia Code Title 44....................................................30
         Section 4.14.         Mortgagee's Sale of Interests in Loan....................................30
         Section 4.15.         No Merger of Interests...................................................30
         Section 4.16.         CERTAIN WAIVERS..........................................................30
         Section 4.17.         GOVERNING LAW............................................................30

                                        (ii)

                   THE AMOUNT OF THIS MORTGAGE IS $33,975,000.

                                     RECITAL

     Mortgagee, Hampton Inns, Inc. and Promus Hotels Florida, Inc., as sellers, and Fee Owner, as buyer, have heretofore entered into an Agreement of Sale dated as of August 6, 1999 (as amended, the "First Agreement of Sale") for the purchase of certain premises more particularly described therein (the "Initial Premises") and Mortgagee, as seller, and Fee Owner, as buyer, have entered into an Agreement of Sale dated as of October 5, 1999 (as amended, the "Second Agreement of Sale"; together with the First Agreement of Sale, collectively, the "Agreement of Sale") for the purchase of the premises described in SCHEDULE A attached hereto and made a part hereof. Fee Owner has acquired and is the owner of the premises described in SCHEDULE A and Lessee is the owner of a leasehold interest therein. Lessee acknowledges that it will derive substantial benefit from the making of the loans contemplated in the Agreement of Sale and further acknowledges that the obligation of Mortgagee to make such loans is conditioned upon, among other things, the execution and delivery by Lessee of this Mortgage. In connection with the purchase of the Initial Premises by Fee Owner (or its indirect wholly-owned subsidiary) from Mortgagee (or its affiliates) pursuant to the First Agreement of Sale, Fee Owner has borrowed the sum of $26,625,000 and has executed and delivered to Mortgagee its note, dated September 20, 1999, obligating it to pay the sum of $26,625,000, with interest thereon as therein provided and with final payment being due on October 1, 2000, which note is by this reference made a part hereof (the "First Note"). In connection with the purchase of the Premises by Fee Owner pursuant to the Second Agreement of Sale, Fee Owner will borrow $7,350,000 from Mortgagee and has executed and delivered to Mortgagee its note, dated the date hereof, obligating it to pay the sum of $7,350,000, with interest thereon as therein provided and with final payment being due on October 1, 2000, which note is by this reference made a part hereof (the "Second Note"; together with the First Note and as either thereof may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, hereinafter, the "Note"). In order to secure the payment of the Note, Fee Owner and Lessee, as grantors, have duly authorized the execution and delivery of this Mortgage. For purposes of this Mortgage, "Mortgagor" shall mean Fee Owner and Lessee but only to the extent of their respective interests in the Mortgaged Property (as herein defined) and their respective obligations under the Note and Ground Lease.

                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

     Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

     "Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery and articles of personal property, of whatever kind or nature, including any replacements, proceeds or products thereof and additions thereto, other than those owned by lessees, now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises, including, but not by way of limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, water closets, basins, pipes, faucets and other air-conditioning, plumbing and heating fixtures, mirrors, mantles, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, furniture, laundry equipment, cooking apparatus and appurtenances, and all building material and equipment now or hereafter delivered to the Premises and intended to be installed therein, fire extinguishers and any other safety equipment required by governmental regulations, books and records; such other goods, equipment, chattels and personal property as are usually furnished by landlords in letting premises of the character hereby conveyed; all the right, title and interest of Mortgagor in any of the foregoing property which is subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Mortgagee on behalf of Mortgagor; all trade names, trademarks, service marks, logos and good will related thereto which in any way now or hereafter belong, relate or appertain to the Premises or any part thereof; all renewals or replacements thereof or articles in substitution thereof and all of the estate, right, title and interest of Mortgagor in and to all property of any nature whatsoever, now or hereafter situated on the Premises or intended to be used in connection with the operation thereof; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever constituting proceeds acquired with cash proceeds of any of the property described hereinabove. All of the estate, right, title and interest of Mortgagor in and to all the foregoing property are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Premises as between Mortgagor and Mortgagee and all persons claiming by, through or under them or either of them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Mortgage. The location of the Chattels is Cobb County, Georgia, which is also the location of the Premises.

     "Default Rate" means the rate (or, if more than one, the highest of the rates) of interest per annum provided in the Note plus 5%, but in no event to exceed the maximum rate allowed by law.

     "Events of Default" means the events and circumstances described as such in
Section 2.01.

     "Ground Lease" means the Master Hotel Lease Agreement dated as of September 20, 1999 between Fee Owner and Lessee covering, among other properties, the Premises described in SCHEDULE A, as the same may be amended, supplemented or modified from time to time.

     "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes, materials or substances, as any of those terms are defined from time to time in or for the purposes of any relevant environmental law, rule, regulation, code, permit, order, notice, demand letter or other binding determination (hereinafter, "Environmental Laws") including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls and any petroleum or hydrocarbon-based products or derivatives, in each case in amounts in violation of applicable Environmental Laws.

     "Improvements" means all structures or buildings, and replacements thereof, now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

     "lease" or "leases" means any lease or leases of all or any portion of the Premises, whether affecting the fee or leasehold portion thereof.

     "The lien hereof", "first lien", and "lien of this Mortgage", and similar phrases, mean the security title to the Mortgaged Property hereby conveyed.

     "Loan" means the loan made by Mortgagee to Fee Owner evidenced by the Note and secured hereby.

     "Mortgage" or "this Mortgage" means this Fee and Leasehold Deed To Secure Debt, Assignment of Leases and Rents And Security Agreement, which shall constitute a security agreement as defined by the Uniform Commercial Code as enacted in the State of Georgia and which shall operate and is to be construed as a deed passing legal title to the Mortgaged Property and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage.

     "Mortgage Amount" means and shall equal the sum of Thirty-Three Million Nine Hundred Seventy-Five and 00/100 Dollars ($33,975,000.00).

     "Premises" means the premises described in SCHEDULE A, including the leasehold interest therein created by the Ground Lease, and including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

     "Premises Documents" means all reciprocal easement or operating agreements, declarations of covenants, conditions or restrictions, declarations of condominium, developer's or utility agreements with any village, town, county or other governmental authority, and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

     All terms of this Mortgage which are not defined above shall have the meaning set forth elsewhere in this Mortgage.

     Except as expressly indicated otherwise, when used in this Mortgage (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Mortgage as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Mortgage, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted hereby and by the other documents executed or delivered to Mortgagee in connection with the Loan. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.

                                 GRANTING CLAUSE

     NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable under, the Note or this Mortgage (together with any and all other purchase money indebtedness now or hereafter owing by Mortgagor to Mortgagee, however incurred, but not including sums owed by Mortgagor to Mortgagee in respect of franchise fees, management fees or any other sums payable under the License Agreement or the Management Agreement (as hereinafter defined)) and the performance and observance of all the provisions hereof and of the Note, including the payment of any sums advanced by Mortgagee to pay taxes, assessments, insurance premiums, or the costs of repairing, maintaining or preserving the Premises to the extent the aggregate of such sums and any other sums expended pursuant hereto exceed the sum of the Mortgage Amount, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, sets over and confirms unto Mortgagee, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired:

          (i) the Premises;

         (ii) the Improvements;

        (iii) the Chattels;

         (iv) the Premises Documents;

          (v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Mortgaged Property (hereinafter, the "Rents") and all leases of the Mortgaged Property or portions thereof now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 4.01;

          (vi) all (a) development work product prepared in connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; water, sewer, gas, electrical and telephone approvals, taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; (b) building and other permits, rights, licenses and approvals relating to the Premises; and (c) contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance or management of the Premises), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, operation or occupancy of the Premises or any part thereof;

          (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments;

          (viii) all revenue and income received by or on behalf of Mortgagor resulting from the operation of the Premises as a hotel, including all sums
     (1) paid by customers for the use of hotel rooms located within the Premises, (2) derived from food and beverage operations located within the Premises, (3) generated by other hotel operations, including any parking, convention, sports and recreational facilities and (4) business interruption insurance proceeds;

          (ix) all accounts and accounts receivable, including all present and future right to payment from any consumer credit or charge card organization or entity (such as those organizations which sponsor or administer the American Express, Carte Blanche, Discover Card, Diners Club, Visa and Master Card) arising out of the leasing and operation of, or the business conducted at or in relation to, all or any part of the Premises; and

          (x) any deposit, operating or other account including the entire balance therein (now or hereafter existing) of Mortgagor containing proceeds of the operation of the Premises with any banking or financial institution and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Mortgagor relating to the operation of the Premises which at any time shall come into the possession, custody or control of any banking or financial institution.

     TO HAVE AND TO HOLD the Mortgaged Property with all and singular the parts, rights, members and appurtenances thereto now or hereafter belonging, relating or appertaining, to the use, benefit and behalf of Mortgagee, its successors and assigns forever.

                                   ARTICLE I

                             COVENANTS OF MORTGAGOR

     Mortgagor represents, except as known by Mortgagee or its affiliates to the contrary, or disclosed to Mortgagee in connection with the sale of the Mortgaged Property to Mortgagor, and Mortgagor covenants and agrees as follows:

     Section 1.01. (a) Warranty of Title; Power and Authority. Mortgagor warrants that, with respect to the fee interest in the Premises, it has a good and marketable title to an indefeasible fee estate subject to no lien, charge or encumbrance, that the Ground Lease is subject to no lien, charge or encumbrance of any kind and is prior to all liens, charges and encumbrances whatsoever on the fee interest of the landlord thereunder, except in either case such as are listed as exceptions to title in the title policy insuring the lien hereof; and, Mortgagor further warrants that, with respect to the leasehold interest in the Premises, that it is the owner of a valid and subsisting interest as tenant under the Ground Lease, that the Ground Lease is in full force and effect, there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default; that it owns the Chattels, all leases and the Rents in respect of the Mortgaged Property and all other personal property encumbered hereby free and clear of liens and claims; and Mortgagor warrants that this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the exceptions referred to above. Mortgagor has full power and lawful authority to subject the Mortgaged Property to the lien hereof in the manner and form herein done or intended hereafter to be done. Mortgagor will preserve such title, will preserve such leasehold estate created by the Ground Lease and will forever warrant and defend the same to Mortgagee and Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Mortgagor will perform or cause to be performed all of the covenants and conditions required to be performed by it under the Ground Lease, will do all things necessary to preserve unimpaired its rights thereunder, and will not (i) enter into any agreement modifying or amending the Ground Lease that would reduce the term of the Ground Lease, increase the amount of rent payable thereunder (except as contemplated by the provisions of the Ground Lease) or have a material adverse effect on the lien created by this Mortgage or the rights of Mortgagee hereunder or (ii) for so long as the Ground Lease is in effect, release the landlord thereunder from any obligations imposed upon it thereby. If Mortgagor receives a notice of default under the Ground Lease, it shall immediately cause a copy of such notice to be sent by registered United States mail to Mortgagee.

     (b) Hazardous Materials. To the best of Mortgagor's knowledge, Mortgagor represents and warrants that (i) the Premises and the improvements thereon and the surrounding areas are not currently and have never been subject to Hazardous Materials or their effects, in each case in amounts in violation of applicable Environmental Laws,

(ii) neither it nor any portion of the Premises or improvements thereon is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any governmental authorities under, any Environmental Law, (iii) there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders, concerning Hazardous Materials relating in any way to the Premises or the improvements thereon and (iv) Mortgagor is not required by any Environmental Law to obtain any permits or licenses to construct or use any improvements, fixtures or equipment with respect to the Premises, or if any such permit or license is required it has been obtained and is capable of being mortgaged and assigned hereby. Mortgagor will comply with all applicable Environmental Laws and will, at its sole cost and expense, promptly remove, or cause the removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting the Premises.

     (c) Flood Hazard Area. Mortgagor represents that neither the Premises nor any part thereof is located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Mortgagor has obtained the insurance required by Section 1.09.

     Section 1.02. (a) Further Assurances. Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee to execute and file in Mortgagor's name, to the extent they may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence or perfect more effectively Mortgagee's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

     (b) Information Reporting and Back-up Withholding. Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986 (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times provide Mortgagee with satisfactory evidence of such compliance and notify Mortgagee of the information reported in connection with such compliance.

     Section 1.03. (a) Filing and Recording of Documents. Mortgagor forthwith upon the execution and delivery hereof, and thereafter from time to time, will cause this Mortgage and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

     (b) Filing and Recording Fees and Other Charges. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any mortgage supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any reasonable expenses (including attorneys' fees and disbursements) incurred by Mortgagee in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

     Section 1.04. Payment and Performance of Loan Documents. Mortgagor will punctually pay the principal and interest and all other sums to become due in respect hereof and of the Note at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts. Mortgagor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in said documents and in all other documents or instruments executed or delivered by Mortgagor to Mortgagee in connection with the Loan, and will permit no failures of performance thereunder.

     Section 1.05. Maintenance of Existence; Compliance with Laws. Mortgagor, if other than a natural person, will, so long as it is owner of all or part of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of the state of its formation. Mortgagor will duly and timely comply with all laws, regulations, rules, statutes, orders and decrees of any governmental authority or court applicable to it or to the Mortgaged Property or any part thereof.

     Section 1.06. After-Acquired Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

     Section 1.07. (a) Payment of Taxes and Other Charges. Mortgagor, from time to time before the same shall become delinquent, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Mortgagor will, upon Mortgagee's request, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against it or the Mortgaged Property or any portion thereof.

     Mortgagee may, at its option following the occurrence of an Event of Default, to be exercised by thirty (30) days' notice to Mortgagor, require the deposit by Mortgagor, at the time of each payment of an installment of interest or principal under the Note (but no less often than monthly), of an additional amount sufficient to discharge the obligations under this clause (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Mortgagee in its sole discretion. Such amounts shall be held by Mortgagee without interest and applied to the payment of the obligations in respect of which such amounts were deposited or, at Mortgagee's option, to the payment of said obligations in such order or priority as Mortgagee shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Mortgagor within ten (10) days after demand shall deposit the amount of the deficiency with Mortgagee. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate, to the indebtedness hereby secured.

     (b) Payment of Mechanics and Materialmen. Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor and without expense to Mortgagee, other than those liens which Mortgagee or its affiliates have indemnified Mortgagor pursuant to the provisions set forth in the Agreement of Sale.

     (c) Good Faith Contests. Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as

Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that (i) during such contest Mortgagor shall set aside reserves sufficient to discharge Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest and (ii) if at any time payment of any obligation imposed upon Mortgagor by clause (a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Mortgaged Property or any portion thereof because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument.

     Section 1.08. Taxes on Mortgagee. Mortgagor will pay any taxes, except income taxes, imposed on Mortgagee by reason of their ownership of the Note or this Mortgage, provided that Mortgagee can require payment of the Note in full within ninety (90) days if it shall be illegal for Mortgagor to pay any tax or if the payment of such tax by Mortgagor would result in the violation of applicable usury laws.

     Section 1.09. Insurance. (a) Mortgagor will at all times (directly or indirectly) provide, maintain and keep in force:

          (i) policies of insurance insuring the Premises, Improvements and Chattels against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as All Risk Replacement Cost Insurance with agreed amount endorsement, including but not limited to riot and civil commotion, vandalism, malicious mischief and theft; and against such other risks or hazards as Mortgagee from time to time reasonably may designate in an amount sufficient to prevent Mortgagee or Mortgagor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation;

          (ii) policies of insurance insuring the Premises against the loss of "rental value" of the buildings which constitute a part of the Improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to clause (i) above in an amount equal to not less than one (1) year's gross "rental value" of the Improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped,
     (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Mortgagor and (C) the fair rental value of any portion of such buildings which is occupied by Mortgagor. Mortgagor hereby assigns the proceeds of such insurance to Mortgagee, to be applied by Mortgagee in payment of the interest and principal on the Note, insurance premiums, taxes, assessments and private impositions until such time as the Improvements shall have been restored and placed in full operation, at which time, provided Mortgagor is not then in default hereunder, the balance of such insurance proceeds, if any, held by Mortgagee shall be paid over to Mortgagor;

          (iii) if all or part of the Premises are located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided, however, that Mortgagee reserves the right to require flood insurance in excess of said limit if such insurance is commercially available up to the amount provided in clause (i) above;

          (iv)  during any period of  restoration  under  this  Section  1.09 or
     Section  1.13,  a policy or policies  of  builder's  "all risk"  insurance, written on a Standard Builder's Risk Completed Value Form (100% non-reporting), in an amount not less than the full insurable value of the Premises against such risks (including, without limitation, fire and extended coverage, collapse and earthquake coverage to agreed limits) as Mortgagee may reasonably request, in form and substance acceptable to Mortgagee;

          (v) a policy or policies of workers' compensation insurance as required by workers' compensation insurance laws (including employer's liability insurance, if requested by Mortgagee) covering all employees of Mortgagor;

          (vi) comprehensive liability insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, with a limit of not less than $15,000,000 in the event of "personal injury" to any number of persons or of damage to property arising out of one "occurrence". Such policies shall name Mortgagee as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Mortgagee; and

          (vii) such other insurance (including, but not limited to, earthquake insurance), and in such amounts, as may from time to time be reasonably required by Mortgagee against the same or other insurable hazards.

     Notwithstanding anything herein to the contrary, for so long as that certain Management Agreement of even date herewith between Lessee and Mortgagee remains in full force and effect (as the same may be amended, the "Management Agreement"), the types and amounts of insurance required by the Management Agreement to the extent inconsistent with those set forth above shall govern and control Mortgagor's obligations in respect thereof.

     (b) All policies of insurance required under this Section 1.09 shall be issued by companies having Best's ratings and being otherwise reasonably acceptable to Mortgagee, shall be subject to the reasonable approval of Mortgagee as to amount, content, form and expiration date and, except for the liability policies described in clauses

(a)(v) and (vi) above, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Mortgagee, and shall provide that the proceeds thereof shall be payable to
Mortgagee. Mortgagee shall be furnished with the original of each policy required hereunder, which policies shall provide that they shall not lapse, nor be modified or cancelled, without thirty (30) days' written notice to Mortgagee. At least thirty (30) days prior to expiration of any policy required hereunder, Mortgagor shall furnish Mortgagee appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Mortgagor shall furnish to Mortgagee, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies. In the event that Mortgagor does not deposit with Mortgagee a new certificate or policy of insurance with evidence of payment of premiums thereon at least thirty
(30) days prior to the expiration of any expiring policy, then Mortgagee may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Mortgagor agrees to repay to Mortgagee the premiums thereon promptly on demand, together with interest thereon at the Default Rate.

     (c) Mortgagor hereby assigns to Mortgagee all proceeds of any insurance required to be maintained by this Section 1.09 which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels. All such insurance proceeds shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment thereof directly to Mortgagee subject, however, to clause (f) below. Mortgagor shall give prompt notice to Mortgagee of any casualty, whether or not of a kind required to be insured against under the policies to be provided by Mortgagor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction. Mortgagor may settle, adjust or compromise any claims for loss, damage or destruction, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, subject to Mortgagee's prior consent. Notwithstanding the foregoing, Mortgagee shall have the right to join Mortgagor in settling, adjusting or compromising any loss of $100,000 or more. Mortgagor hereby authorizes the application or release by Mortgagee of any insurance proceeds under any policy of insurance, subject to the other provisions hereof. The application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (d) In the event of the foreclosure hereof or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

     (e) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 1.09 unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under standard mortgage endorsements of the character and to the extent above described. Mortgagor shall promptly notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

     (f) Any and all monies received as payment which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(ii) above) shall be paid over to Mortgagee and, at Mortgagee's option, either applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof or disbursed from time to time to Mortgagor in reimbursement of its costs and expenses incurred in the restoration of the Improvements in accordance with Mortgagee's standard construction lending practices, terms and conditions, in either case, less Mortgagee's reasonable expenses for collecting and, if applicable, disbursing the insurance proceeds, or otherwise incurred in connection therewith. Notwithstanding the provisions of the immediately preceding sentence, provided no default exists hereunder, Mortgagee agrees to apply any such proceeds received by it to the reimbursement of Mortgagor's costs of restoring the Improvements. Advances of insurance proceeds shall be made to Mortgagor from time to time in accordance with Mortgagee's standard construction lending practices, terms and conditions; amounts not required for such purposes shall be applied, at Mortgagee's option, to the prepayment of the Note and to interest accrued and unpaid thereon in such order and proportions as Mortgagee may elect. In no event shall Mortgagee be required to advance such proceeds to Mortgagor unless Mortgagee shall have (i) received satisfactory evidence that the funding/expiration dates of the commitment, if any, for the permanent financing of the Improvements have been extended for such period of time as is reasonably necessary to complete said restoration and (ii) reasonably determined that the restoration of the Improvements can be completed by the Maturity Date of the Note at a cost which does not exceed the amount of available insurance proceeds or, in the event that such proceeds are reasonably determined by Mortgagee to be inadequate, Mortgagee shall have received from Mortgagor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds. If the conditions for the advance of insurance proceeds for restoration set forth in clauses (i) and (ii) above are not satisfied within sixty (60) days of Mortgagee's receipt thereof or if the actual restoration shall not have been commenced within such period, Mortgagee shall have the option at any time thereafter to apply such insurance proceeds to the payment of the Note and to interest accrued and unpaid thereon in such order and proportions as Mortgagee may elect.

     Section 1.10. Protective Advances by Mortgagee. If Mortgagor shall fail to perform any of the covenants contained herein, Mortgagee may make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf together with interest thereon at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

     Section 1.11. (a) Visitation and Inspection. Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit Mortgagee, by their agents, accountants and attorneys, to visit and inspect the Mortgaged Property and examine its records and books of account and make copies thereof or extracts therefrom, and to discuss its affairs, finances and accounts with the officers or general partners, as the case may be, of Mortgagor, at such reasonable times as may be requested by Mortgagee.

     (b) Financial and Other Information. Mortgagor will deliver to Mortgagee with reasonable promptness such financial information with respect to Mortgagor or the Premises as Mortgagee may reasonably request from time to time. All financial statements of Mortgagor shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by the certificate of a principal financial or accounting officer or general partner, as the case may be, of Mortgagor, dated within five (5) days of the delivery of such statements to Mortgagee, stating that he or she knows of no Event of Default, nor of any event which after notice or lapse of time or both would constitute an Event of Default, which has occurred and is continuing, or, if any such event or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Mortgagor has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that Mortgagor has fulfilled all of its obligations hereunder and otherwise in respect of the Loan which are required to be fulfilled on or prior to the date of such certificate.

     (c) Estoppel Certificates. Mortgagor, within three (3) days upon request in person or within five (5) days upon request by mail, will furnish a statement, duly acknowledged, of the amount due whether for principal or interest on this Mortgage and whether any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

     Section 1.12. Maintenance of Premises and Improvements. Mortgagor will not commit any waste on the Premises or make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of construction or operation. Mortgagor will, or shall cause its Lessee to, at all times, maintain the Improvements and Chattels in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Mortgagee's prior consent except where appropriate replacements free of superior title, liens and claims are immediately made of value at least equal to the value of the removed Chattels.

     Section 1.13. Condemnation. Mortgagor, immediately upon obtaining knowledge of the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee thereof.

Mortgagee may participate in any such proceedings and may be represented therein by counsel of Mortgagee's selection. Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at Mortgagee's option, either be applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority, or be disbursed to Mortgagor from time to time for restoration of the Improvements in accordance with Mortgagee's standard construction lending practices, terms and conditions, in either case, less Mortgagee's reasonable expenses for collecting and, if applicable, disbursing the award, or otherwise incurred in connection therewith. Notwithstanding the provisions of the immediately preceding sentence, provided no monetary or bankruptcy related default or any Event of Default exists hereunder, Mortgagee agrees to apply any such condemnation award proceeds received by it to the reimbursement of Mortgagor's costs of restoring the Improvements. Advances of condemnation award proceeds shall be made to Mortgagor from time to time in accordance with Mortgagee's standard construction lending practices, terms and conditions; amounts not required for such purposes shall be applied, at Mortgagee's option, to the prepayment of the Note and to interest accrued and unpaid thereon (at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as Mortgagee may elect.

     Section 1.14. Leases. (a) Mortgagor will not (i) execute an assignment of the rents or any part thereof from the Premises without Mortgagee's prior consent, (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, having an unexpired term of one (1) year or more, provided, however, that any lease may be cancelled if promptly after the cancellation or surrender thereof a new lease is entered into with a new lessee having a credit standing at least equivalent to that of the lessee whose lease was cancelled, on substantially the same terms as the terminated or cancelled lease, (iii) modify any such lease so as to shorten the unexpired term thereof or so as to decrease, waive or compromise in any manner the amount of the rents payable thereunder or materially expand the obligations of the lessor thereunder, (iv) accept prepayments of more than one month of any installments of rents to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder, (v) modify, release or terminate any guaranties of any such lease or (vi) in any other manner impair the value of the Mortgaged Property or the security hereof.

     (b) Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder or its property manager, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things reasonably necessary to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within five (5) days of any demand therefor by Mortgagee and shall deliver copies thereof to Mortgagee promptly upon receipt.

     (c) In the event of the enforcement by Mortgagee of the remedies provided for hereby or by law, the lessee under each of the leases of the Premise will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest. Each lease shall also provide that, upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

     Section 1.15. Premises Documents. Mortgagor shall (a) do all things reasonably necessary to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all obligations and agreements by such other parties to be complied with and performed thereunder, except for any continuing failure of the Premises to comply with the Premises Documents of the date of the acquisition hereof from Mortgagee or its affiliate, and (b) deliver promptly to Mortgagee copies of any notices which it gives or receives under any of the Premises Documents.

     Section 1.16. Trust Fund; Lien Laws. Mortgagor will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of improvements on the Premises and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose. Mortgagor will indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagor of any applicable lien law.

     Section 1.17. Assignment of Rents. As further security for the debt hereby secured Mortgagor sells, assigns, sets over and transfers to Mortgagee, presently, absolutely and irrevocably, all of the Rents now or hereafter accruing, reserving only the right and license to collect the Rents as long as an Event of Default has not occurred. The aforesaid assignment shall be effective immediately upon the execution of this Mortgage and is not conditioned upon the occurrence of any Event of Default hereunder or any other contingency or event. Upon the occurrence of an Event of Default said right and license of Mortgagor shall be automatically terminated and of no further force or effect and Mortgagee may enter upon the Mortgaged Property and collect the Rents. Mortgagee is hereby constituted and appointed as the exclusive agent and attorney-in-fact of Mortgagor to collect the Rents by any appropriate proceeding and Mortgagee is authorized to pay a rental or real estate agent 10% commission for collecting the Rents. The net amount of the Rents so collected shall be applied towards the debt hereby secured. Nothing in this Mortgage shall be construed to obligate Mortgagee to discharge or perform the duties of a landlord to a tenant or to impose any liability as a result of the exercise of the option to collect rents hereunder by virtue of the occurrence of an Event of Default, and it is agreed that the collection or participation therein by Mortgagee shall be as agent only for Mortgagor.

     Section 1.18. Assignment of Leases. Mortgagor hereby covenants and agrees that it will assign to Mortgagee, as security for the debt secured hereby, the lessor's interest in any and all leases covering the Mortgaged Property, or any part thereof, and Mortgagor's interest in all agreements, contracts, licenses and permits affecting the Mortgaged Property, such assignments to be made by instruments in form satisfactory to Mortgagee. No such assignment shall be construed as a consent by Mortgagee to any lease, agreement, contract, license or permit so assigned, or to impose upon Mortgagee any obligation with respect thereto.

     Section  1.19.  New Leases.  Notwithstanding  any other  provisions of this
Article I, Mortgagor may not, except as otherwise provided in the Comfort Letter of even date herewith from Mortgagee to Fee Owner, enter into any lease or rental contract of the Premises, or any part thereof, except on the following conditions: (a) each such lease or contract shall contain a provision that the rights of such lessee or tenant thereunder are expressly subordinate to all of the rights and title of Mortgagee under this Mortgage; (b) any such lease or contract shall contain an express provision whereby the lessee or tenant thereunder expressly recognizes and agrees that, notwithstanding such subordination, Mortgagee, its successors or assigns, or other holder of this Mortgage and the Note, may sell the Mortgaged Property, or any part thereof, in the manner provided in Part IV of Section 2.01 hereof, and thereby, at the option of Mortgagee, its successors or assigns or other holder of this Mortgage and the Note, sell the same subject to the lease or tenant contract of such lessee or tenant; and (c) at or prior to the time of execution of any such lease or contract by any such lessee or tenant, Mortgagor shall, as a condition to such execution, procure from such lessee or tenant an agreement in favor of Mortgagee, or other holder of this Mortgage and the Note, in form and substance satisfactory to Mortgagee or such holder, whereunder such lessee or tenant agrees to be bound by the provisions of Part IV of Section 2.01 hereof regarding the manner in which Mortgagee or such holder may exercise its power of sale under said Part IV.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.01. Events of Default and Certain Remedies. If one or more of the following Events of Default shall happen, that is to say:

          (a) if (i) default shall be made in the payment of any principal, interest, fees or other sums under the Note, in any such case, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any payment or prepayment or otherwise, in each case, as herein or in the Note provided, and such default shall have continued for a period of ten (10) days or (ii) default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

          (b) if default shall be made in the due observance or performance of any covenant, condition or agreement in the Note, this Mortgage or in any other document executed or delivered to Mortgagee in connection with the Loan, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to Mortgagor by Mortgagee, or, in the case of such other documents, such shorter grace period, if any, as may be provided for therein; or

          (c) if any  representation  or warranty  made by  Mortgagor in Section
     1.01 shall be incorrect, or if any other representation or warranty made to Mortgagee in this Mortgage, or in any other document, certificate or statement executed or delivered to Mortgagee in connection with the Loan shall be incorrect in any material respect when made or remade; or

          (d) if by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Mortgagor shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment; or

          (e) if Mortgagor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar federal or state law, or if, by decree of a court of competent jurisdiction, Mortgagor shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property; or

          (f) if any of the creditors of Mortgagor shall file a petition in bankruptcy against Mortgagor or for reorganization of Mortgagor pursuant to the Federal Bankruptcy Act or any similar federal or state law, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed; or

          (g) if final judgment for the payment of money shall be rendered against Mortgagor and Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

          (h) Intentionally Omitted;

          (i) if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Mortgaged Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto or under any mortgage, deed of trust or other security instrument now or hereafter securing the Note; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such mortgage, deed of trust or other security instrument held by or for the benefit of Mortgagee; or

          (j) if there shall occur a default which is not cured within the applicable grace period, if any, under any of the Premises Documents, except for any continuing failure of the Premises to comply with the Premises Documents of the date of the acquisition hereof from Mortgagee or its affiliate; or if any of the Premises Documents is amended, modified, supplemented or terminated without Mortgagee's prior consent; or

          (k) if Mortgagor shall transfer, or agree to transfer (or suffer or permit the transfer or agreement to transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, Mortgagee's prior consent. As used in this clause, "transfer" shall include, without limitation, any sale, assignment, lease (other than to Lessee) or conveyance except leases for occupancy subordinate hereto and to all advances made and to be made hereunder or, in the event Mortgagor (or a general partner or co-venturer thereof) is a partnership, joint venture, limited liability company, trust or closely-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of any class of the issued and outstanding capital stock of such closely-held corporation or of the beneficial interest of such partnership, venture, limited liability company or trust, or a change of any general partner, joint venturer, member or beneficiary, as the case may be. In the event Mortgagor is a limited partnership, and so long as a limited partner has contributed to (or remains personally liable for) the present and future partnership capital contributions required of such limited partner by the partnership agreement, such partner may sell, convey, devise, transfer or dispose of all or a part of his limited partnership interest to his spouse, children, grandchildren or a family trust in which his spouse, children or grandchildren are sole beneficiaries; or

          (l) if Mortgagor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, Mortgagee's prior consent. As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device. (Mortgagee may grant or deny its consent under this clause and the immediately preceding clause in its sole discretion and, if consent should be given, any such transfer or encumbrance shall be subject hereto and to any other documents which evidence or secure the Loan, and, if a transfer, any such transferee shall assume all of Mortgagor's obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein; consent to one such transfer or encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive transfers or encumbrances);

then and in every such case:

          I. During the continuance of any such Event of Default, Mortgagee, by notice to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything herein or in the Note (other than Section 4.08 hereof, the provisions thereof limiting interest payable thereunder to the maximum amount permitted by applicable law) to the contrary notwithstanding.

          II. During the continuance of any such Event of Default, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and are each hereby given a right and license and appointed Mortgagor's attorney-in-fact and exclusive agent to do so, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid; may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as Mortgagee may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as Mortgagee may seem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as Mortgagee shall deem best; and Mortgagee shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of

     Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease, and Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee's statement of default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee's statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable and in such order and proportions as Mortgagee shall elect and second, to the payment of any other sums required to be paid by Mortgagor hereunder.

          III. Mortgagee with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

               (1) sell the Mortgaged Property to the extent permitted and pursuant to the procedures provided by law and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels or parts, and at such time and place, and upon such terms and conditions after such notice thereof as may be required or permitted by applicable law; or

               (2) institute proceedings for the complete or partial foreclosure hereof; or

               (3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or herein, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

          IV. Mortgagor hereby grants to Mortgagee, and to the lawful holder of the Note, the following irrevocable power of attorney, to be exercised at its option, in lieu of or additional to any remedy at law or in equity which might be pursued or any other remedy herein provided, viz:

               During the continuance of any such Event of Default, Mortgagee, or the holder of said Note, may at its option, without notice to Mortgagor, sell the Mortgaged Property, or part thereof, at auction, at the usual place for conducting sales at the courthouse in the County where the Premises or any part thereof lies, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for 4 weeks immediately preceding such sale (but without regard to the number of days) in a newspaper published in the County where the Premises lies, or in the paper in which the Sheriff's advertisements for such County are then being published, all other notice being hereby waived by Mortgagor. Mortgagee shall execute and deliver to the purchaser or purchasers of said property a deed conveying the Mortgaged Property, or part thereof, in fee simple, which deed shall contain recitals as to the Event of Default upon which the power of sale herein granted is exercised, and Mortgagor hereby constitutes and appoints Mortgagee the agent and attorney-in-fact of Mortgagor to execute such deed and make such recitals, and hereby covenants and agrees that the recitals so made by Mortgagee shall be binding and conclusive upon Mortgagor. Mortgagor agrees that the conveyance to be made by Mortgagee shall be binding and conclusive upon Mortgagor and shall be effective to bar all equity of redemption of Mortgagor and others in and to the Mortgaged Property and Mortgagee shall collect the proceeds of such sale and apply the same as provided in clause (d) of Section 2.02 hereof. All of the provisions of this Article II, to the extent not contradictory to the power of sale granted in this Part IV, shall be applicable hereto. The power and the agency hereby granted are coupled with an interest, are irrevocable, and are granted as cumulative to the remedies for collection and foreclosure as provided by law and in this Mortgage.

               It is expressly understood and agreed that in exercising its power of sale pursuant to the provisions of this Part IV, Mortgagee may, at its option, sell the Mortgaged Property, or part thereof, at such sale subject to such leases, tenant and rental contracts of lessees and tenants in possession of the Premises as shall be specifically designated in the advertisements of sale required under the provisions of this Part IV.

          In the case of a sale pursuant to the foregoing power of sale, Mortgagor, or any person in possession under Mortgagor, as to whose interest such sale was not made subject, shall, at the option of Mortgagee, then become and be tenants holding over and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

     Section 2.02. Other Matters Concerning Sales. (a) Mortgagee may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby appointed the true and lawful attorney irrevocable of
Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

     (c) In the  event of any  sale or sales  made  under or by  virtue  of this
Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant hereto, immediately thereupon shall, anything in any of said documents (other than Section 4.08 hereof) to the contrary notwithstanding, become due and payable.

     (d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee hereunder, whether under the provisions of this Article II or otherwise, shall be applied as follows:

          First: To the payment of the costs and expenses of such sale, including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee hereunder, together with interest at the Default Rate on all advances made by Mortgagee, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

          Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in clause (a) of Section 2.01 from the due date of any such payment of principal until the same is paid, in such order and amounts as Mortgagee may elect.

          Third: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision hereof or of the Note, including all expenses, liabilities and advances made or incurred by Mortgagee hereunder or in connection with the enforcement hereof, together with interest at the Default Rate on all such advances.

          Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

     (e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct hereunder.

     Section 2.03. Payment of Amounts Due. (a) In case an Event of Default described in clause (a) of Section 2.01 shall have happened and be continuing, then, upon demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision hereof, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay all such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

     (b) Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, and all other payments, charges and costs due hereunder or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive, from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor, a greater amount than such principal and interest and such other payments, charges and costs.

     (c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien hereof upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

     (d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of clause (d) of Section 2.02.

     Section 2.04. Actions; Receivers. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Mortgagor pursuant to any provision hereof, or of any other nature in aid of the enforcement of the Note or hereof, Mortgagor will (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of all or part of the Mortgaged Property and of any or all of the Rents in respect thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

     Section 2.05. Mortgagee's Right to Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held hereunder.

     Section 2.06. Remedies Cumulative. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Mortgagee may be exercised from time to time as often as may be deemed by them expedient. Nothing herein or in the Note shall affect the obligation of Mortgagor to pay the principal of, and interest and other sums on, the Note in the manner and at the time and place therein respectively expressed.

     Section 2.07. Moratorium Laws; Right of Redemption. Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

     Section 2.08. Intentionally Omitted.

     Section 2.09. Mortgagee's Rights Concerning Application of Amounts Collected. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, Mortgagee may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or otherwise in respect of the Loan in such order and amounts, and to such obligations, as Mortgagee shall elect in its sole and absolute discretion.

                                  ARTICLE III

                               SECURITY AGREEMENT

     Section 3.01. Scope and Intent. In the event that Mortgagor and Mortgagee shall respectively become the "Debtor" and the "Secured Party" in any one or more Uniform Commercial Code financing statements affecting property either referred to or described herein, or in any way connected with the use and enjoyment of the Premises,

Mortgagor warrants, covenants and agrees, and Mortgagee, by acceptance hereof, agrees, as provided in this Article III.

     Section 3.02. Security Agreement. This Mortgage shall be deemed a security agreement as defined in the Uniform Commercial Code as enacted in the State of Georgia, the rights of Mortgagee and Mortgagor in and to the Chattels shall be as provided in this Mortgage and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, or (ii) by general law, or (iii) as to such part of the security which is also reflected in any such financing statement, by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election.

     Section 3.03. Warranties and Covenants. Mortgagor warrants that (i) Mortgagor's (that is, "Debtor's") name, identity or corporate structure, and residence or principal place of business is as set forth in Section 3.05 hereof;
(ii) Mortgagor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in said Section and (iii) the location of the Chattels is as set forth in said Section. Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in (i) or (iii) of this Section within thirty (30) days of the effective date of any such change and Mortgagor will promptly execute any financing statements or other instruments deemed reasonably necessary by Mortgagee to prevent any filed financing statement from becoming seriously misleading or losing its perfected status. In addition to Mortgagee's other remedies hereunder, Mortgagor shall be liable to Mortgagee for any loss, damage or impairment of Mortgagee's security interest in the Chattels suffered by Mortgagee resulting or arising from any breach of warranty or covenant contained in this Section.

     Section 3.04. Nature of Interest. The filing of any such financing statement in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Premises (including, without limitation, all Chattels) and/or adapted for use therein and/or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal and equitable shall be, regarded as part of the real estate irrespective of whether (i) any item of collateral is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items of collateral capable of being thus identified in a recital contained herein or in any list filed with Mortgagee, or
(iii) any item of collateral is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (i) the rights in or to the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Mortgagor's (that is, "Debtor's") interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Mortgagee as determined by this Mortgage or impugning the priority of Mortgagee's security title and lien granted hereby or by any other recorded document, but such mention in any such financing statement is declared to be for the protection of

Mortgagee in the event any court or judicial authority shall at any time hold with respect to any matter mentioned in clauses (i), (ii) or (iii) of this sentence that notice of Mortgagee's priority of interest to be effective against a particular class of persons, including but not limited to, the Federal government and any subdivision or entity of the Federal government, must be filed in the Uniform Commercial Code records.

     Section 3.05. Financing Statement. The names of the "Debtor" and the "Secured Party", the identity or corporate structure and residence or principal place of business of "Debtor", and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are with respect to Fee Owner as set forth in Part 1 of SCHEDULE B-1 attached hereto and by reference made a part hereof and are with respect to Lessee as set forth in Part 1 of said SCHEDULE B-2 attached hereto and made a part hereof. The mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are with respect to Fee Owner as set forth in Part 2 of said SCHEDULE B-1 and are with respect to Lessee as set forth in Part 2 of said SCHEDULE B-2. A statement indicating the types, or describing the items of Chattels is set forth in the "Certain Definitions" provided hereinabove. The information contained in this Section 3.05 is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.01. Intentionally Omitted.

     Section 4.02. Intentionally Omitted.

     Section 4.03. Application of Certain Payments. In the event that all or any part of the Mortgaged Property is encumbered by one or more mortgages held by or for the benefit of Mortgagee, Mortgagor hereby irrevocably authorizes and directs Mortgagee to apply any payment received by Mortgagee in respect of any note secured hereby or by any other such mortgage to the payment of such of said notes as Mortgagee shall elect in its sole and absolute discretion, and Mortgagee shall have the right to apply any such payment in reduction of principal and/or interest and in such order and amounts as Mortgagee shall elect in its sole and absolute discretion without regard to the priority of the mortgage securing the note so repaid or to contrary directions from Mortgagor or any other party.

     Section 4.04. Severability. In the event any one or more of the provisions contained herein or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     Section 4.05. Modifications and Waivers in Writing. No provision hereof may be changed, waived, discharged or terminated orally or by any other means except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     Section 4.06. Notices. All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Mortgagor at its address stated above, with a copy to Thomas E. Davis, Esq., Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, and if to Mortgagee to its address stated above, or at such other address of which a party shall have notified the party giving such notice in accordance with the provisions of this Section.

     Section 4.07. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Mortgagor, the successors in trust of Mortgagee and the endorsees, transferees, successors and assigns of Mortgagee.

     Section 4.08. Limitation on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of Mortgagor hereunder and under the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Mortgagee would be contrary to provisions of law applicable to Mortgagee limiting the maximum rate of interest that may be charged or collected by Mortgagee.

     Section 4.09. Counterparts. This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

     Section 4.10. Substitute Mortgages. Mortgagor and Mortgagee shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on or security titles in respect of the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the unpaid principal portion of the Note Amount; in such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification.

     Section 4.11. Cancellation. Should the indebtedness hereby secured be paid according to the tenor and effect thereof when the same shall become due and payable, and should Mortgagor perform all covenants contained herein, then this Mortgage shall be cancelled and surrendered, it being the intention of the parties hereto that this instrument shall operate as a deed, and not as a mortgage.

     Section 4.12. Subrogation. Mortgagee shall be subrogated to all right, title, lien, or equity of all persons to whom it may have paid moneys, either directly or indirectly, in settlement or discharge of liens, charges, or in acquisition of title of or for its benefit hereunder, or for the benefit and account of Mortgagor at the time of making the loan secured hereby, or subsequently under any of the provisions hereof.

     Section 4.13. Georgia Code Title 44. This Mortgage is executed to conform to Title 44, Chapter 14 of the Official Code of Georgia Annotated, as amended.

     Section 4.14. Mortgagee's Sale of Interests in Loan. Mortgagor recognizes that Mortgagee may sell and transfer interests in the Loan to one or more participants or assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Mortgagor, any Guarantor or the Loan, may be exhibited to and retained by any such participant or assignee or prospective participant or assignee.

     Section 4.15. No Merger of Interests. Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien and/or trust deed on said estates in the Premises for the amount secured hereby.

     Section 4.16. CERTAIN WAIVERS. MORTGAGOR EXPRESSLY AND UNCONDITIONALLY WAIVES BY EXECUTION HEREOF, AND MORTGAGEE WAIVES BY ACCEPTANCE HEREOF, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY MORTGAGEE ASSERTING AN EVENT OF DEFAULT UNDER CLAUSE (A) OF SECTION 2.01 OF THIS MORTGAGE, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

     Section 4.17. GOVERNING LAW. THE PERFORMANCE REQUIRED BY THIS MORTGAGE SHALL, INSOFAR AS IS POSSIBLE, BE RENDERED TO THE MORTGAGEE AT ITS OFFICE IN TENNESSEE. MORTGAGOR AND MORTGAGEE INTEND THAT THE VALIDITY AND CONSTRUCTION OF THE OBLIGATIONS SECURED BY THIS MORTGAGE BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE INCLUDING ALL OBLIGATIONS AND LIABILITIES HEREUNDER WITH RESPECT TO THE PAYMENT OF INTEREST OR ANY OTHER COMPENSATION FOR THE USE, FORBEARANCE OR DETENTION OF MONEY. THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES OF THAT STATE, EXCEPT ONLY TO THE EXTENT THAT GEORGIA LAW EXPRESSLY PROVIDES THAT IT GOVERNS AND THAT A CONTRARY AGREEMENT BY THE PARTIES IS INEFFECTIVE AND EXCEPT

THAT THE LAW OF THE STATE OF GEORGIA SHALL APPLY TO ANY AND ALL ACTS WITH RESPECT TO THE CREATION AND PRIORITY OF THE LIEN OF THE MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS ON THE MORTGAGED PROPERTY HEREBY EVIDENCED AND SALE BY MORTGAGEE ON THE MORTGAGED PROPERTY. MORTGAGOR AND MORTGAGEE COVENANT AND AGREE TO TAKE ANY AND ALL ACTION WHICH MAY BE NECESSARY UNDER GEORGIA LAW WITH RESPECT TO SALE CONTEMPLATED HEREUNDER UNDER THE LAWS OF THE STATE OF GEORGIA. SHOULD ANY OBLIGATION OR REMEDY UNDER THIS MORTGAGE BE INVALID OR UNENFORCEABLE UNDER THE LAWS PROVIDED HEREIN TO GOVERN, THE LAWS OF ANOTHER STATE WHOSE LAWS CAN VALIDATE AND APPLY TO THIS MORTGAGE SHALL APPLY.

     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by Mortgagor.

                                            APPLE SUITES, INC.,
Attest:                                     a Virginia corporation



  /s/  S. J. Olander, Jr.                   By  /s/  Glade M. Knight      [SEAL]
--------------------------------               ---------------------------------
Name:                                            Name:  Glade M. Knight
                                                 Title: President

Witnesses:

Signed, sealed and delivered this 5th day of October, 1999 in the presence of:

  /s/  Gus G. Remppies
--------------------------------

Unofficial Witness

  /s/  Jacquelyn B. Owens
--------------------------------

Notary Public

[Notarial Seal]
[Notarial Stamp]

                                           APPLE SUITES MANAGEMENT, INC.,
Attest:                                    a Virginia corporation


  /s/  S. J. Olander, Jr.                   By  /s/  Glade M. Knight      [SEAL]
--------------------------------               ---------------------------------
Name:                                          Name:  Glade M. Knight
                                               Title: President

Witnesses:

Signed, sealed and delivered this 5th day of October, 1999 in the presence of:

  /s/  Gus G. Remppies
--------------------------------

Unofficial Witness

  /s/  Jacquelyn B. Owens
--------------------------------

Notary Public

[Notarial Seal]
[Notarial Stamp]

                                   SCHEDULE A

                          LEGAL DESCRIPTION OF PREMISES

                         (ATLANTA - GALLERIA/CUMBERLAND)

ALL THAT TRACT OR PARCEL OF LAND situated, lying and being in Land Lot 978 in the 2nd Section and 17th District of Cobb County, Georgia, and being more particularly described as follows:

BEGINNING at a railroad iron found, said point being the land lot corner common to Land Lots 948, 949, 978 and 979, said Section, District and County; thence proceed North 88 (degrees) 59' 50" East 572.69 feet to a 1" bar found on the southwesterly right-of-way line of U.S. Highway No. 41 (a 130-foot right-of-way); thence proceed along the aforedescribed right-of-way line South 55 (degrees) 57' 41" East 100.00 feet to an iron pin set; thence leaving the aforedescribed right-of-way line South 34 (degrees) 04' 16" West 100.00 feet to an iron pin set; thence proceed North 55 (degrees) 57' 41" West 41.00 feet to an iron pin set; thence proceed South 34 (degrees) 04' 16" West 170.19 feet to a point; thence proceed along the arc of a curve in a counter-clockwise direction, whose radius is 245.00 feet and is subtended by a chord bearing of South 22 (degrees) 41' 38" West and a chord distance of 96.66 feet, an arc distance of
97.30 feet to an iron pin set;  thence  proceed  North 88 (degrees) 32' 42" West
116.03 feet to an iron pin set; thence proceed along the arc of a curve in a counter-clockwise direction, whose radius is 1054.08 feet and is subtended by a chord bearing of North 69 (degrees) 58' 11" West and a chord distance of 344.10 feet, an arc distance of 345.64 feet to an iron pin set on the land lot line common to Land Lots 949 and 978; thence proceed along said land lot line North 01 (degrees) 42' 53" East 215.28 feet to a railroad iron found, said point being THE POINT OF BEGINNING.

The aforedescribed tract or parcel of land is known as Tract No. 1 and Tract No. 2 and contains 3.698 acres as shown on the ALTA/ACSM Land Title Survey for Homewood Equity Development Corporation by Precision Planning, Inc., Lawrenceville, Georgia, dated April 19, 1989, revised May 1, 1989, bearing the seal and certification of Randall W. Dixon, G.R.L.S. No. 1678. Said survey being incorporated herein by this reference.

TOGETHER WITH, as an appurtenance to the title to the hereinabove described property, a perpetual non-exclusive sanitary sewer easement, subject to the conditions hereinafter set forth, in, to, over, across and through the following described property:

ALL THAT TRACT OR PARCEL OF LAND situated, lying and being in Land Lot 978, 17th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a railroad iron found at the land lot corner common to Land Lots 948, 949, 978 and 979, said District, Section and County; and running thence South 01 (degrees) 42' 53" West 215.28 feet to a 1/2" rebar found; thence along the arc of a 1,054.076-foot radius curve to the left and arc distance of 345.64 feet (said arc being subtended by a chord lying to the northeast having a bearing of South 69 (degrees) 58' 11" East and being 344.10 feet in length) to a 1/2" rebar found; thence South 88 (degrees) 32' 42" East 101.86 feet to the TRUE POINT OF BEGINNING. FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, run thence South 04 (degrees) 22' 23" West 398.97 feet to a point; thence South 23 (degrees) 30' 49" East 18.93 feet to a point; thence continuing South 23 (degrees) 30' 49" East 110 feet more or less to a point located on the southerly right-of-way line of Cumberland Circle (a 100-foot right-of-way); thence continuing South 23 (degrees) 30' 49" East
22.84 feet to a point; thence South 38 (degrees) 18' 44" East 170.97 feet to a point; thence South 25 (degrees) 20' 10" East 256.28 feet to a point; thence North 58 (degrees) 19' 25" East 20.12 feet to a point; thence North 25 (degrees) 20' 10" West 256.33 feet to a point; thence North 38 (degrees) 18' 44" West
170.65 feet to a point; thence North 23 (degrees) 30' 49" West 13.94 feet to a point; thence North 23 (degrees) 30' 49" West 115.67 feet to a point; thence North 23 (degrees) 30' 49" West 16.92 feet to a point; thence North 04 (degrees) 22' 23" East 407.52 feet to a point; thence North 85 (degrees) 37' 37" West 3.95 feet to a point; thence along the arc of a 245.00-foot radius curve to the left an arc distance of 12.93 feet (said arc being subtended by a chord lying to the East having a bearing of South 12 (degrees) 49' 49" West and being 12.93 feet in length) to a point; thence North 88 (degrees) 32' 42" West 14.17 feet to THE TRUE POINT OF BEGINNING.



                                    (Page 1 of 2)

Said property being more particularly shown on that certain plat of survey entitled Proposed 20' Sanitary Sewer Easements for Homewood Equity Development Corporation by precision Planning, Inc., dated May 3, 1989, and bearing the seal and certification of Randall W. Dixon, G.R.L.S. No. 1678, said survey being incorporated herein by this reference.

LESS AND EXCEPT the following two parcels of property:

Parcel I:

All that tract or parcel of land lying and being in Land Lot 978 of the 17th District, 2nd section of Cobb County, Georgia and being more particularly described as follows:

Beginning at a point on the  southwest  right of way line of State Route 3 (U.S.
41) Cobb Parkway. Said point being located 68 feet southwest of the centerline of said highway and further located at 406.63 feet northwest of the intersection of said right-of-way line and the centerline of Cumberland Circle and is the TRUE POINT OF BEGINNING; thence S 34 (degrees) 04' 16" W a distance of 7.00 feet to a point; thence N 55 (degrees) 55' 40" W a distance of 109.97 feet to a point; thence N 88 (degrees) 59' 40" E a distance of 12.18 feet to a point; thence S 55 (degrees) 55' 44" E a distance of 100.00 feet back to the TRUE POINT OF BEGINNING.

Said parcel contains 0.01687 acres.

Parcel II:

ALL THAT TRACT or parcel of land lying and being in Land Lot 978 of the 17th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, Commence at an iron pin set at the intersection of the southwestern right-of-way line of U.S. Highway No. 41 (Cobb Parkway and State Route No. 3) (having a variable right-of-way width) and the northwestern right-of-way line of Cumberland Circle (having a variable right-of-way width); run thence along said southwestern right-of-way line of U.S. Highway No. 41, in a generally northwesterly direction, the following courses and distances: North 55 (degrees) 51' 19" West a distance of 216.33 feet to an iron pin set; and North 55 (degrees) 55' 44" West a distance of 119.88 feet to an iron pin set; thence leaving said southwestern right-of-way line, run thence along the southeastern and southwestern boundary line of property now or formerly owned by Homewood Suites Equity Development Corporation, in a generally southwesterly and northwesterly direction, the following courses and distances:
South 34  (degrees)  04' 16" West a  distance  of 92.95 feet to an iron pin set;
North 55  (degrees)  57' 41" West a  distance  of 41.00 feet to an iron pin set;
South 34 (degrees) 04' 16" West a distance of 170.19 feet to an iron pin set, said iron pin being the TRUE POINT OF BEGINNING. From the True Point of Beginning as thus Established, thence continuing along said southeastern boundary line of property, in a generally southwesterly direction, along the arc of a 245.00 foot radius curve an arc distance of 59.14 feet to an iron pin set (said arc being subtended by a chord lying to the southeast thereof, bearing South 27 (degrees) 09' 20" East and having a length of 59.00 feet); and along the arc of a 245.00 foot radius curve an arc distance of 38.16 feet to an iron pin set (said arc being subtended by a chord lying to the southeast thereof, bearing South 15 (degrees) 46' 41" West and having a length of 38.12 feet); thence leaving said southeastern boundary line of property, run thence North 34 (degrees) 04' 16" East a distance of 106.96 feet to an iron pin set on the southeastern boundary line of property now or formerly owned by Homewood Suites Equity Development Corporation, said iron pin being the TRUE POINT OF BEGINNING.

The above-described property contains 0.0163 acres and is shown as and described according to that certain Survey prepared by Loo-Turley & Associates, P.C., Richard Loo, Georgia Registered Land Surveyor No. 2129, dated, June 3, 1991, last revised June 19, 1991, which certain Survey is incorporated herein by this reference and made a part of this description.


                                     (Page 2 of 2)

                                  SCHEDULE B-1

                                     Part 1

Name of Debtor:                         Apple Suites, Inc.

Name of Secured Party:                  Promus Hotels, Inc.

Identity or corporate
structure of Debtor:                    Virginia corporation

Residence or principal
place of business of Debtor:            306 East Main Street
                                        Richmond, Virginia 23219
                                        Attn:  Mr. Glade M. Knight

Time period Debtor is using, or operating under, its current name or corporate structure without change: Less than one (1) year





                                     Part 2

Mailing address of Secured Party:

         Promus Hotels, Inc.
         755 Crossover Lane
         Memphis, Tennessee 38117-4900

Mailing address of Debtor:

         306 East Main Street
         Richmond, Virginia 23219
         Attn:  Mr. Glade M. Knight

                                  SCHEDULE B-2

                                     Part 1

Name of Debtor:                         Apple Suites Management, Inc.

Name of Secured Party:                  Promus Hotels, Inc.

Identity or corporate
structure of Debtor:                    Virginia corporation

Residence or principal
place of business of Debtor:            306 East Main Street
                                        Richmond, Virginia 23219
                                        Attn:  Mr. Glade M. Knight

Time period Debtor is using, or operating under, its current name or corporate structure without change: Less than one (1) year





                                     Part 2

Mailing address of Secured Party:

         Promus Hotels, Inc.
         755 Crossover Lane
         Memphis, Tennessee 38117-4900

Mailing address of Debtor:

         306 East Main Street
         Richmond, Virginia 23219
         Attn:  Mr. Glade M. Knight